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                                                                Exhibit 10.4


Property No. 558

                            INDUSTRIAL BUILDING LEASE

     THIS LEASE, made as of the 25 day of September, 1992, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation, hereinafter called "Landlord" and Factory Card Outlet of America, Ltd., a(n) Delaware Corporation, hereinafter called "Tenant";

ARTICLE I - BASIC TERMS

1.01      (A) Address of Landlord:  The Prudential Insurance Company
                                    of America,
                                    c/o:  Equity Investment
                                          Attention:  Vice President
                                          130 E. Randolph St., Suite 1200
                                          Chicago, IL 60601

          or such other address as may from time to time be designated by Tenant in writing.

          (B) Address of Tenant:          745 Birginal
                                          Bensenville, IL 60106

          or such other address as may from time to time be designated by Tenant in writing.

          (C) Premises: The parcel(s) of real property, the legal description of which is set forth on Exhibit "A" attached hereto, together with the Building and improvements thereon located.

          (D) Building: The building located upon the Premises, the common
          address of which is   745 Birginal
                                Bensenville, IL

          (E) Guarantor(s):     FCOA Acquisition Corp.
                                745 Birginal
                                Bensenville, IL

          (F) Term: The period of time commencing October 13, 1992 and expiring September 30, 2002, unless extended or sooner terminated as set forth herein.

          (G) Rent: All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to Landlord pursuant to this Lease.


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          (H)  Base Rent: $3,854,441.98 for the Term payable as follows:

               *1. $294,491.60 per annum ($24,540.97 per month) for the period from March 13, 1993 **through September 1994;

               2. $373,777.80 per annum ($31,148.15 per month) for the period from October 1994 through September 1997;

               3. $430,410.80 per annum ($35,867.57 per month) for the period from October 1997 through September 2000;

               4. $492,707.10 per annum ($41,058.92 per month) for the period from October 2000 through September 2002;

            * Base rent for the period of October 13, 1992 through March 12, 1993 is abated. **Rent for month of March 1993 to be prorated from March 13th.

          (I)  Security Deposit: $25,000.00.

          (J) Permitted Uses: Office/Warehouse/Distribution of greeting cards, gifts and related items.

          (K) Broker(s): PRUDENTIAL REALTY CO., INC. and PODOLSKY AND ASSOCIATES, LTD.

          (L)  Exhibits: A. Legal Description of Premises

               B, B-1, B-2. Plans and Specifications for Tenant Improvements and
                            Allowances both to be paid by Landlord.

                         C. Tenant Corporate Resolution and Lease Guaranty.

1.02 Effect of Reference to Basic Terms: Each reference in this Lease to any of the Basic Terms contained in Section 1.01 shall be construed to incorporate into such reference all of the definitions set forth in Section 1.01.

ARTICLE II - GRANT AND TERM

2.01 In consideration of the rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord leases to Tenant and Tenant hereby hires from Landlord the Premises described in
Section 1.01 (C).

2.02 Tenant shall have and hold the Premises for and during the Lease Term described in Section 1.01 (F), subject to the payment of the Rent and to the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

2.03 In the event Tenant takes possession of the Premises prior to the beginning of the Term hereof with Landlord's consent, all the provisions of this Lease shall be in full force and effect upon Tenant's so taking possession.

ARTICLE III - RENT

3.01 Base Rent. Tenant covenants to pay without notice, deduction, set-off or abatement unless otherwise provided herein to Landlord the Base Rent specified in Section 1.01 (H) in lawful money of the United States in equal consecutive monthly installments


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in advance on the first day of each month during the Lease Term. Rent for any partial month shall be prorated on a per diem basis. Rent shall be payable to Landlord at Landlord's address shown at Section 1.01 (A) above or such other place as Landlord may designate from time to time in writing. Tenant shall pay the first full month's Base Rent upon execution of this Lease. Base rent includes $50,070.00 in real estate taxes and $7,929.00 for all risk fire and extended coverage insurance premiums.

3.02 Real Estate Taxes. During the Lease Term, including any extensions or holding over, Tenant shall pay to Landlord, as Additional Rent, the amount by which the Real Estate Taxes levied against the Premises exceeds $50,070.00 per annum. Commencing in January 1994 and every January thereafter the monthly Base Rent provided for in paragraph 1.01 (H) will be adjusted to reflect any increase over $50,070.00. Landlord will furnish Tenant with a copy of the tax bill. Adjustment will be based on the provisions year's bill. If there is an increase for the prorata share of 1993 it will be paid in a lump sum [ILLEGIBLE]. Landlord represents that the fully assessed 1991 Real Estate tax bill paid in 1992 was $50,070.00.

"Real Estate Taxes" shall mean: (a) all ad valorem real estate taxes, assessments, levies, impositions or charges on the Building (adjusted after protest or litigation, if any) for any part of the Lease Term, exclusive of penalties, (b) any taxes which shall be levied in lieu of any such ad valorem Real Estate Taxes, (c) any special assessments for benefits on or to the Premises paid in annual installments by Landlord, (d) occupational taxes or excise taxes levied on rentals derived from the operation of the Premises or the privilege of leasing property, and (e) the reasonable expenses of protesting, negotiating or contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the time contested, protested or negotiated. Landlord will have the responsibility to protest the Real Estate Taxes; however, if Landlord fails to do so, Tenant may do so at Tenant's cost and expense. Landlord has no knowledge of any existing or contemplated special assessments. If the Term of the Lease shall end during a tax calendar year ("tax calendar year" shall mean each annual period for which ad valorem real estate taxes are assessed and levied) of which part only is included in the Term hereof, the amount of such Additional Rent shall be prorated on a per diem basis and shall be paid on or before the last day of the Term. If the Term ends in any tax calendar year before the amount to be payable by Tenant has been determined under the provisions of this Section, an amount payable for the portion of the Lease Term during the tax calendar year shall be resaonably estimated by Landlord and the estimated amount shall be promptly paid by Tenant. The tax bill in the last year of the Lease will be prorated based on 105% of the most recent annual ascertainable Real Estate tax bill.

3.03

3.04 Payment of Additional Rent. Any Additional Rent payable by Tenant under this Lease shall be due and payable ten (10) days after billing by Landlord.

3.05 Service Charge. Tenant's failure to make any monetary payment required of Tenant hereunder within ten (10) days of the due date therefor


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shall result in the imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due. In addition, any sum not paid within thirty (30) days of the due date therefor shall bear interest at the rate of 4% over the prime rate per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

ARTICLE IV - USE; HAZARDOUS MATERIAL

4.01 The Premises hereby leased shall be used by and/or at the sufferance of Tenant only for the purposes set forth in Section 1.01 (J) above and for no other purposes. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, shall keep all its mechanical apparatus free of noise and vibration which may be transmitted beyond the confines of the Premises and shall not cause or permit objectionable odors to emanate or be dispelled from the Premises.

4.02 In the event any Hazardous Material (hereinafter defined) is brought or caused to be brought into or onto the Premises by Tenant. Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations. For purposes of this Section, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. Tenant shall submit to Landlord on an annual basis copies of its approved hazardous materials communication plan, OSHA monitoring plan, and permits required by the Resource Recovery and Conservation Act of 1976, if Tenant is required to prepare, file or obtain any such plans or liabilities, damages, costs or expenses (including reasonable attorneys' fees) which Landlord may suffer or incur as a result of Tenant's introduction into or onto the Premises of any Hazardous Material. This Section shall survive the expiration or sooner termination of this Lease.

ARTICLE V - LAWS AND ORDINANCES

5.01 Compliance with Laws and Ordinances. Only as required due to Tenant's use of Premises, Tenant covenants throughout the Lease Term, at Tenant's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body or hereafter constituted exercising similar


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functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises. Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof.

5.02 Tenant's Right to Contest. Tenant shall have the right to contest by appropriate legal proceedings, and by counsel reasonably acceptable to Landlord, without cost or expense to Landlord, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, and if, by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be held in abeyance without subjecting Tenant or Landlord to any liability for failure so to comply therewith, Tenant may postpone compliance therewith until the final determination of any such proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch.

5.03 Licenses and Permits. During the Lease Term, Tenant shall obtain any necessary licenses or permits to conduct or operate its business in and upon the Premises which are required by any applicable governmental body or agency having jurisdiction over the Premises and shall pay the fee or charge imposed for issuance of such license or permit. Tenant shall renew any such licenses or permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Tenant covenants during the Lease Term to conduct or operate only the business for which it is licensed and in the event of a change in the nature of its business or operation to obtain any necessary new or additional licenses or permits. Tenant shall at its sole cost and expense comply with all requirements and perform all necessary action required under such rules, codes, statutes or ordinances for the issuance of such permits or licenses.

ARTICLE VI - UTILITIES AND SERVICES

6.01 Tenant shall contract in its own name and timely pay for all charges for electricity, gas, water, fuel, sewer charges, telephone, trash hauling, snow removal, and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided, and to indemnify, defend and save Landlord harmless against any liability or damages on such account.

ARTICLE VII - QUIET ENJOYMENT

7.01 Landlord covenants that Tenant, on paying the Rents herein provided and keeping, performing, and observing the covenants, agreements and conditions herein provide dof Tenant, shall peaceably and quietly hold and enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease.


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ARTICLE VIII - ASSIGNMENT AND SUBLETTING

8.01 Tenant shall not assign or hypothecate this Lease nor sublet or otherwise transfer its interest in all or any part of the Premises without the prior written consent of Landlord not to be unreasonably withheld. If Tenant wishes to assign this Lease or sublet all or any part of the Premises it shall give notice in writing (by certified mail or by personal delivery) of such intention to Landlord, furnishing Landlord with a copy of the proposed assignment or sublease document and full information as to the identity and financial status of the proposed assignee or subtenant. Thereupon, Landlord shall have, within fifteen
(15) days of receipt of such notice, document and (ILLEGIBLE) the right to terminate this Lease or to approve or reject such assignment or subletting by written notice to Tenant. If no such response is given, Landlord shall be deemed to have elected to approve the assignment or subletting. Notwithstanding any assignment or sublease, Tenant shall remain liable hereunder and shall not be released without the express written agreement of Landlord to such release. If a subletting is so approved and the rents under such a sublease are greater than the rents provided for herein, then Landlord shall have the further option either (a) to convert the sublease into a prime lease and receive all of the rents, in which case this Lease shall be deemed terminated as to the sublet space and Tenant will be relieved of further liability hereunder with regard thereto; or (b) to require Tenant to remain liable under this Lease, in which event Tenant shall be entitled to retain 75% of net profit after deducting reasonable sublet expenses of such excess rents. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

ARTICLE IX - DAMAGE OR DESTRUCTION

9.01 If the Premises or the Building or any part thereof is so damaged by fire or other casualty, cause or condition whatsoever as to be substantially untenantable and Landlord shall determine not to restore same. Landlord may, by written notice to Tenant given within sixty (60) days after such damage, terminate this Lease as of the date of the damage. If this Lease id not terminated as above provided and if the Premises are made partially or wholly untenantable as aforesaid, Landlord, at its expense, shall restore the same with reasonable promptness but not greater than 180 days, subject to force majure as defined in Section 15.01 to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Lease Term as to those items that were provided at Landlord's expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant.

9.02 If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable and, if Landlord has not given the sixty (60) day notice above provided for and fails within one hundred twenty (120) days after such damage occurs to substantially restore the Premises for Tenant's use and occupancy, Tenant may terminate this Lease as of the end of said one hundred twenty (120) days by notice to Landlord given not later than five (5) days after expiration of said one hundred twenty (120) day period. If the


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Premises are rendered totally untenantable but this Lease is not terminated, all rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant's occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control. For the purposes of this Lease, the Premises shall be considered tenantable so long as to the extent that the Premises are occupied. In any event, Tenant shall be responsible for the removal, or restoration, when applicable. of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.

ARTICLE X - LANDLORD'S RIGHTS

10.01     Landlord reserves the right the following rights:

          (a)

          (b) During the last ninety (90) days of the Term or any extension thereof, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for recoccupancy;

          (c) To exhibit the Premises to others and to display "For Lease" signs on the Premises during the last six months of the Term or any extension thereof; and

          (d) To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the operation, safety, protection or preservation of the Premises or the Building or of Landlord's interest therein.

Landlord may enter upon the Premises at any reasonable time for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

ARTICLE XI - HOLDING OVER

11.01 In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a tenant at sufferance and shall pay rent for such occupancy at the rate of twice the last-current Base Rent, plus any Additional Rent, prorated for the entire holdover period, plus any other damages occasioned by such holdings over. Except as otherwise agreed, any

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


holding over with the written consent of Landlord shall constitute Tenant a month-to-month tenant.

ARTICLE XII - SIGNS AND ADVERTISEMENTS

12.01 Tenant shall not put upon nor permit to be put upon any part of the Premises or the Building, any signs, billboards or advertisements whatever in any location or any form without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

ARTICLE XIII - MORTGAGE AND TRANSFER; ESTOPPEL CERTIFICATES

13.01 Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the Premises, the Building, this Lease, and all or any part of the rights now or thereafter existing and all rents and amount payable to Landlord under the provisions hereof. Nothing herein contained shall limit or restrict any such rights, and the rights of the Tenant under this Lease shall be subject and subordinate to all instruments executed and to be executed in connection with the exercise of any such rights, including, but not limited to, the lien of any mortgage, deed of trust, or security agreement now or hereafter placed upon Landlord's interest in the Premises providing any transfer, mortgage or other instruments will not affect Tenant's right to Quiet Enjoyment provided in Para. 7.01 so long as Tenant is not in default. This paragraph shall be self-operative. However, Tenant covenants and agrees to execute and deliver upon demand such further reasonable instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by the Landlord and/or mortgagee or proposed mortgagee or holder of any security agreement.

13.02 Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed);
(ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may relay conclusively upon such statement to Landlord with such ten (10) day period, Landlord, and any prospective purchasee or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord;
(ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be stopped from denying the truth of such facts.


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ARTICLE XIV - EMINENT DOMAIN

14.01 If the Premises or such substantial part thereof as reasonably renders the remainder unfit for the intended uses shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term of this Lease shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take any part of the Building or to change the grade of any street or alley adjacent to the Building and such taking or change of grade makes it necessary or desirable to substantially remodel the Building to conform to the changed grade, Landlord shall have the right to terminate this Lease after having given written notice of termination to Tenant not less than 180 days prior to the date of termination designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures. Tenant has the right to apply for a separate award providing it does not interfere with Landlord's rights, unless less time is afforded by condemning authority.

ARTICLE XV - LANDLORD'S OR TENANT'S INABILITY TO PERFORM

15.01 If, by reason of inability to obtain and utilize labor, materials or supplies; circumstances directly or indirectly the result of a state of war or national or local emergency; any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in, damage to or the making of repairs, replacements, or improvements to the Premises or any of the equipment thereof; or by reason of any other cause beyond the reasonable control of Landlord or Tenant, Landlord or Tenant shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such nonperformance or delay in performance shall not render Landlord or Tenant liable to the other in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of rent or relieve Tenant or Landlord from the fulfillment of any covenant or agreement contained in this Lease.

ARTICLE XVI - BANKRUPTCY OR INSOLVENCY

16.01 It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:

     (A) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraph (B) and (D) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to landlord, and in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after such filing or order, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

     (B) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

          (1) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph
               (B), that:

               (a) It will cure all monetary defaults under this Lease within ten (10) days from the date of assumption; and

               (b) It will cure all nonmonetary defaults under this lease within thirty (30) days from the date of assumption.

          (2) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

          (3) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

               (a) From and after the date of assumption of this Lease, it shall pay all monetary obligations, including the Base and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

               (b) It shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three months' Base Rent and other monetary obligations payable under this Lease;

               (c) If not otherwise required by the terms of this Lease, it shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth of Tenant's annual tax, escalation and other obligations under this Lease; and

               (d) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

          (4) For purposes of this subparagraph (B), "adequate assurance" means that:

               (a) Landlord determines that the Tenant, trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

               (b) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the Tenant, trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

     (C) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (B) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy code, then Landlord may, as its option, terminate this Lease and all the tenant's rights under it, by giving written notice of Landlord's election so to terminate.

     (D) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (A) or (B) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (D), of all of the terms, covenants, and conditions of this Lease.

          For the purposes of this subparagraph (D) "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied.

               (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

               (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of creditworthiness; and

               (3) Landlord or the assignee has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

     (E) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus Additional Rent and other monetary obligations of Tenant included herein.

     (F) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

ARTICLE XVII - COMPLETION AND ACCEPTANCE OF PREMISES, MAINTENANCE AND REPAIR

17.01 Completion and Acceptance. Landlord will complete the Premises in accordance with the Plans and Specifications attached hereto as Exhibit "B", "B-1," "B-2." Tenant acknowledges that it will examine the Premises before taking possession hereunder. Unless Tenant furnishes Landlord with a notice in writing specifying any such defect in the construction of the Premises within thirty (30) days after taking possession, such taking of possession shall be conclusive evidence as against Tenant that at the time thereof the Premises were in good order and satisfactory condition.

17.02 Maintenance and Repair by Tenant. Tenant shall be responsible for all maintenance and repair to the Premises of whatsoever kind or nature that is not hereafter set forth specifically as the obligation of Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair and free from filth, overloading, danger of fire or any pest or nuisance, and repair any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the Building by Tenant's equipment or installations. Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. Tenant shall furnish and pay for the upkeep, maintenance, repair and periodic servicing of the heating, ventilation and air conditioning system servicing the Premises. At the end of the Lease Term, Tenant shall quit and surrender the Premises broom clean in as good condition as when received by Tenant, normal wear and tear excepted. In the event Tenant fails to maintain the Premises as provided for herein Landlord shall have the right, but not the obligation, to perform such maintenance as is required of Tenant in which event Tenant shall promptly reimburse Landlord for its costs in providing such maintenance or repairs together with a ten percent (10%) charge for Landlord's overhead.

17.03 Maintenance and Repair by Landlord. Provided Tenant is not in default Landlord shall be responsible for the maintenance, repair or replacement of the roof and structural portions of the building and parking lot on the Premises, provided that any repairs or replacements thereof shall not be necessitated by the negligence of Tenant. In the event of a transfer by Landlord of its interest in the Premises to a party not owned by or affiliated with Prudential Insurance Co. and if Landlord fails to perform its obligations pursuant to this section 17.03, then after notice and opportunity to cure Tenant shall have the right, but not the obligation to perform same and to set off the reasonable cost thereof against future installments of rent.

[ARTICLE XVIII - ILLEGIBLE]

ARTICLE XIX - ALTERATIONS AND ADDITIONS, MECHANICS' LIENS

19.01 Alterations and Additions. Except as provided for in paragraph 19.01, Tenant shall not make any alterations, improvements, or additions to the Premises without the prior written consent and approval of plans therefor by Landlord. Such consent and approval not to be unreasonably withheld. Alterations, improvements or additions so made upon the Premises, except moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be and become the property of Landlord and shall remain upon and be surrendered with the Premises as part thereof at the termination of this Lease, without disturbance, molestation, injury or damage, unless Landlord elects to require Tenant to remove such alterations or improvements from the Premises. In the event damage to the Premises or the Building shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be promptly repaired at the cost of Tenant. Tenant shall be permitted to make nonstructural interior alterations not exceeding $10,000.00 without consent of Landlord.

19.02 Mechanic's Liens. Tenant shall not cause nor permit any mechanic's liens or other liens to be placed upon the Premises or the Building and in case of the filing of any such lien or claim therefor, Tenant shall promptly discharge same; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien upon its prior posting of security with Landlord, which security, in Landlord's sole reasonable judgment, must be adequate to pay and discharge any such lien in full plus Landlord's reasonable estimate of its legal fees. Tenant agrees to pay all reasonable legal fees and other costs incurred by Landlord because of any mechanic's or other liens attributable to Tenant being placed upon the Premises or the Building.

ARTICLE XX - INSURANCE

20.01 Public Liability, Property Damage Insurance. Tenant covenants and agrees to maintain on the Premises at all times during the Term of this Lease, or any extension or renewal thereof, a policy or policies of comprehensive public liability and property damage insurance, naming Landlord and its Managing Agent as additional insured, with not less than $1,000,000.00 combined single limit for both bodily injury and property damage.

20.02 Fire and Extended Coverage Insurance. Landlord shall throughout the Term of this Lease or any extension or renewal thereof maintain all risk fire and extended coverage insurance on the Building and other improvements located on the Premises (excluding Tenant's contents) in such amounts and with such deductibles as Landlord shall reasonably determine. If the amount of the premises exceed Seven Thousand Nine Hundred Twenty Nine Dollars ($7,929.00) per annum ($.07 per sq. ft.) Tenant, as Additional Rent, shall reimburse Landlord in the amount of the excess on an annual basis within ten days, after receipt of Landlord's insurance [illegible] Landlord represents that current premium (1992) does not exceed $7,929.00.

20.03 Indemnification of Landlord. Except as set forth in Section 20.04 below, Tenant shall indemnify and defend Landlord, its employees and agents and save it harmless from and against any and all loss (including loss of rents payable by Tenant) and against all claims, actions, damages, liability and expenses in connection with loss of life, bodily and personal injury or damage arising from any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees or by anyone permitted to be on the Premises by Tenant. Tenant assumes all risks of and Landlord, its employees and agents shall not be liable for injury to person or damage to property resulting from the condition of the Premises or from the bursting or leaking of any and all pipes, utility lines, connections, or air conditioning or heating equipment in, on or about the Premises, or from water, rain or snow which may leak into, issue or flow from any part of the Building. Tenant agrees, at all times, to indemnify and hold Landlord harmless against all actions, claims, demands, costs, damages or expenses of any kind which may be brought or made against the Landlord or which the Landlord may pay or incur by reason of Tenant's occupancy of the Premises or its negligent performance of or failure to perform any of its obligations under this Lease. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by the Landlord in connection with such litigation.

20.4  [See Rider]

ARTICLE XXI - USE OF EXTERIOR AREAS

21.01 Tenant shall not use any part of the Building exterior for outside storage. No trash, rates, pallets, or refuse shall be permitted anywhere on the outside of the Building by Tenant except in enclosed metal containers to be located as directed by Landlord. Tenant shall not park any trucks or trailers, loaded or empty, except in front of the docks on the concrete apron provided for such purposes.

ARTICLE XXII - DEFAULT AND REMEDIES

22.01 In the event:

     (a)  Tenant shall at any time fail to pay any item of Rent when due; or

     (b) Tenant shall fail to keep, perform or observe any other covenant, agreement, condition or undertaking hereunder;

     (c) The Premises shall be vacated for any period for which Tenant has not paid its Rent.

If Tenant shall default under this Section and if such default cannot with due diligence be cured within a period of thirty (30) days after written notice has been mailed by Landlord to Tenant (except for a default under Section 22.01 (a) hereof, which default shall be cured within ten (10) days after written notice), and Tenant promptly commences to eliminate the causes of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default, and does so cure such default. If said default is not timely cured then Landlord shall have the right, without further notice to or demand, to re-enter and take exclusive possession of the Premises, with legal process, and to refuse to allow Tenant to enter the same or have possession thereof; to change the locks on the doors to the Premises; take possession of any furniture or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions by law), sell the same at public or private sale without notice and apply the proceeds thereof to the costs of sale, payment of damages and payment of the rent due under this Lease; all without being liable to Tenant for any damages or to any prosecution therefor; and

  (i) As agent of Tenant to relet the Premises or any part thereof for the balance of the Lease Term or for a shorter or longer term and receive the rents therefor, applying them first to the payment of the expenses of such reletting and, second, to the payment of damages suffered to the Premises and rents due and to become due under this Lease. Tenant remaining liable for and hereby agreeing to pay Landlord any deficiency; or

 (ii) To cancel and terminate the remaining Lease Term, re-enter and take possession of the Premises free of this Lease and thereafter this Lease shall be null and void and the rents in such case shall be apportioned and paid on and up to the date of such entry. Thereafter both parties shall be released and relieved from and of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for all loss and damage resulting from such breach or default;

(iii) To treat such default as an anticipatory breach of this Lease and, as liquidated damages for such default, be entitled to the difference, if any, between the sum which, at the time of such termination for anticipatory breach represents the then present worth (computed at seven percent per year) of the excess aggregate Rents and Additional Rents payable hereunder which would have accrued over the balance of the Term (including extensions) had such term not been prematurely terminated, over the aggregate market rental value of the Premises over the Term (including extensions) which the Lease would have run had it not been so terminated.

22.02 Remedies Cumulative. All rights and remedies provided in this Lease for Landlord's protection shall be cumulative and in addition to any other rights and remedies provided by law. Landlord shall be entitled to recover from Tenant its reasonable attorneys' fees incurred by enforcing its rights hereunder.

22.03 No Waiver. No waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

22.04 No Reinstatement. No receipt of money by Landlord from Tenant after the expiration or termination of this Lease, or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extent the Term of this Lease nor affect any such notice, demand or suit.

ARTICLE XXIII - DEFINITION OF LANDLORD

23.01 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee or the Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in case of any subsequent transfers or conveyances, the then-grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then-grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then-grantor under any provision of this Lease, shall be paid to Tenant. Landlord shall supply Tenant with written evidence from grantee that funds have been received.

ARTICLE XXIV - NOTICES

24.01 Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed to have been properly served if hand-delivered or sent by facsimile, by overnight or by certified mail, return receipt requested, postage prepaid, if to Landlord, at the place where rent is payable, and if to Tenant, at the Premises. The date of such hand-delivery, mailing or facsimile transmission, with hard copy to follow, will be deemed the date of service.

ARTICLE XXV - SECURITY DEPOSIT

25.01 Tenant herewith deposits with Landlord the sum set forth in Section 1.01(I) as security for the performance by Tenant of every covenant and condition of this Lease. Said deposit may be commingled with other funds of Landlord and shall bear no interest. If Tenant shall default with respect to any covenant or condition of this Lease, Landlord may apply the whole or any part of such security deposit to the payment of any sum in default or any sum which Landlord may be required to spend by reason of Tenant's default, in which event Tenant shall re-deposit with Landlord, within five days of demand therefor, the amount so applied. Landlord may, but shall not be limited to, applying the security deposit first to any restoration and/or cleanup costs necessary over and above normal wear and tear of the Premises. It is understood that the security deposit is not to be considered as the last month's rent under this Lease. Should Tenant comply with all of the covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Tenant at the expiration of the Term hereof. Contemporaneously with the Security Deposit Tenant has deposited $24,540.97, of which $14,724.54 will be balance of Base Rent for March 1993 and $9,816.43 will be credited to Rent for April 1993, the balance of April 1993 Base Rent ($14,724.54) will be paid April 1, 1993.

ARTICLE XXVI - MISCELLANEOUS

26.01 Persons Bound. The agreements, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto, except that no assignment, encumbrance or subletting by Tenant, unless permitted by the provisions of this Lease, shall vest any right in the assignee, encumbrancee or subtenant of Tenant.

26.02 Partial Invalidity. If any terms, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable, however, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.03 Captions. The headings and captions used throughout this Lease are for convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of any provisions in this Lease. The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporation, partnerships, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

26.04 No Option. Submission of this instrument for examination does not constitute a reservation of nor option for the Premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

26.05 Brokers. Tenant represents that it has dealt directly with and only with the broker or brokers set forth at Item 1.01(K) above, and that Tenant knows of no other broker who negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any commissions or claims by any other broker or brokers pertaining to Tenant's having entered into this Lease. Landlord agrees to pay real estate brokerage fees at Landlord's sole expense to the above named Brokers.

26.06 Applicable Law. This Lease, its interpretation and enforcement shall be governed by the laws of the state in which the Premises are located.

26.07 Waiver of Jury. Landlord and Tenant agree that, to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

26.08 Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the Term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant for income tax purposes to such rent abatement period, nor is such rent intended by the parties to be allocable for income tax purposes to any abatement period.

ARTICLE XXVII -ENTIRE AGREEMENT

27.01 This Lease contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the Landlord and the Tenant after the date hereof. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such tenants jointly and severally.

ARTICLE XXVIII -RIDER

28.01 A Rider consisting of 1 page, with paragraphs, numbered 20.04, is attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the parties have signed triplicate counterparts hereof as of the date and year hereinabove set forth.


TENANT: FACTORY CARD OUTLET OF AMERICA LTD.       LANDLORD:


/s/J. Bayard Kelly Pres                           THE PRUDENTIAL INSURANCE
----------------------------------                COMPANY OF AMERICA


                                                  By: /s/ Bernard C. Buchholz
                                                      ------------------------
                                                      VP, Asset Management


Attest /s/Carol A. Travis Secretary
       ------------------------------
       Carol A. Travis its Secretary

                                     RIDER
                          ATTACHED TO AND MADE PART OF
                         LEASE DATED September 25, 1992
        BETWEEN THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, AS LANDLORD
              AND FACTORY CARD OUTLET OF AMERICA, INC., AS TENANT

20.04 Indemnification of Tenant. Landlord shall indemnify and defend Tenant, its employees and agents and save it harmless from and against all loss and against all claims, actions, damages, liability and expenses in connection with loss of life, bodily and personal injury or damage arising from any occurrence in, upon or at the Premises or any part thereof, occasioned wholly by the failure or negligent performance by Landlord or its agents to perform any of its repair or maintenance obligations under this Lease. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall indemnify, defend and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation.

Exhibits to Lease between Factory Card Outlet Of America Ltd. and Prudential Insurance Co. of America for property at 745 Birginal, Bensenville, Illinois.

These Exhibits and the Lease to which they are attached (collectively, the "Lease") shall be deemed one instrument. Whenever there is a conflict in provisions between the Exhibits and the Lease, those in the Exhibits shall prevail.

                                   EXHIBIT A
                               LEGAL DESCRIPTION

Lots 4 and 5 in O'Hare West Industrial Plaza, a Subdivision in the NW 1/2 of
Section 11 and the SW 1/2 of Section 2, Township 40 North, Range 11 East of the Third Principal Meridian, according to the Plat thereof recorded April 26, 1971 as Document R71-16332, and certificate of correction filed February 21, 1973 as Document R73-9686, in DuPage County, Illinois.

                                   EXHIBIT B
                PLANS AND SPECIFICATIONS FOR TENANT IMPROVEMENTS
                   AND ALLOWANCE BOTH TO BE PAID BY LANDLORD

Landlord shall perform, at Landlord's sole cost and expense the following tenant improvements in accordance with provisions of Article 17:01:

a)   The carpets in the entire office shall be shampooed and vacuum cleaned.

b) The vinyl tile in the office and washroom areas shall be stripped and waxed.

c) The walls in the office and rest room area shall be painted with Tenant's selection of colors from Landlord's standard selection chart.

d) All mechanical, electrical, sprinkler, plumbing and door systems shall be in good working order and repair.

e) All H.V.A.C. equipment will be in good working order and repair and will remain in good working order during the first 12 months of the Lease, providing Tenant performs normal maintenance during this period. Landlord will pass through to Tenant all warranties and guarantees that are in effect at the commencement of the Lease.

f)   Ceiling tiles will be cleaned, or replaced as necessary.

g)   The ceiling grid shall be cleaned or painted as necessary.

h)   Rest rooms shall be cleaned and sanitized.

i)   All truck and parking areas shall be repaired, seal coated and restriped.

j)   See Exhibit B-1 for demolition and construction work to be performed.

k) Landlord shall provide Tenant a maximum allowance of $21,000.00 to move existing warehouse lighting or install additional warehouse lighting fixtures, additional carpet or additional painting in office area.

l) The work detailed above in (c) (f) and (g) will not be performed in the north 5,000 sq.ft. of office area, unless required by Paragraph (m).

m) Tenant reserves the right to have Landlord remove the north office portion (approximately 5,000 sq. ft.) any time during the first three years of the lease term, or in the alternative Landlord will complete the work detailed in (c) (f) and (g) above in the approximate 5,000 sq.ft.

                                  EXHIBIT B-1
                   COMPLETION SCHEDULE & INSPECTION BY TENANT

All work listed on Exhibit B specified for warehouse and parking areas, except item (k), shall be completed no later than 15 days after leases are executed by both parties.

All work specified for office area shall be completed by December 1, 1992. Tenant shall have 30 days after above stated completion dates to inspect the work done by Landlord except for H.V.A.C. equipment, which in accordance with item (e) of Exhibit "B" shall have a 12 month warranty by Landlord, provided Tenant performs the routine H.V.A.C. service and maintenance. Landlord shall not be responsible for any damage to H.V.A.C. equipment caused by Tenant or Tenant's employee. In the event there are any deficiencies or adjustments Landlord shall have fifteen (15) days after being notified in writing by Tenant to make the adjustments.

                          TENANT ESTOPPEL CERTIFICATE

Property Name:                 745 Birginal Road, Bensenville, Illlinois
     ("Property")

Tenant:                        Factory Card Outlet of America, Ltd., an Illinois
                               Corporation

To: Lehman Brothers Holdings, Inc. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., a Delaware Corporation (Lender) and "CP Financing Corp II and The First National Bank of Chicago, as Trustee"

DEFINITIONS:

Lease Date:                    September 25, 1992

Landlord:                      CenterPoint Properties Corporation

Tenant:                        Factory Card Outlet of America, Ltd.

Security Deposit:              $25,000.00

Date of Possession:            October 13, 1992

Rent Commencement Date:        March 13, 1992

Monthly Base Rent:             $31,148.15 (Oct '94 - Sept. '97)

Annual Base Rental
   Amount:                     $373,777.80 (Oct '94 - Sept. '97)

Monthly Deposits:              None-$50,070.00 Tax Stop and $7,929.00 Insurance
                               Stop; otherwise, Net Lease

Term:                          9 Years and 11.5 Months (Oct. 13, 1992 - Sept.
                               30, 2002)

Termination Date:              September 30, 2002

Renewal Option(s):             None

Square Footage:                113,266

Use: Office; warehouse; distribution of greeting cards, gifts and related items.

Tenants Address For            Yasar H. Jaleel
     Notices:                  Factory Card Outlet of America, Ltd.
                               745 Birginal Road
                               Bensenville, IL 60106

     Lender proposes to finance the Property and this Tenant Estoppel Certificate is to be made and delivered in connection with that financing.

     The undersigned Tenant under the above-referenced lease dated as of the Lease Date between Landlord and Tenant ("Lease"), certifies, represents, confirms and agrees in favor of Lender the following:

     1. The above-described Lease has not been canceled, modified, assigned, extended or amended and contains the entire agreement between Landlord and Tenant except as follows:

     2. Rent has been paid to August 31, 1995. There is no Prepaid Rent. The amount of Security Deposit is as set forth above, which is currently being held by Landlord.

     3. Tenant took possession of the leased premises on the Date of Possession and commenced to pay rent on the Rent Commencement Date, in the amount of the Monthly Base Rent, each payable in advance. Our current Annual Base Rental Amount is as set forth above, payable in equal monthly installments subject to rent escalation. We are currently in occupancy of the leased premises. Rent abated for the period of Oct. 15, 1992 through March 12, 1993.

     4. The Lease is for the Term set forth above and ending on the Termination Date as set forth above and we have no Renewal Options.

     5. All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Tenant, all conditions required under the Lease have been met and Tenant has accepted and taken possession of the leased premises on the Date of Possession as set forth above and presently occupies the leased premises, presently consisting of the Square Footage as set forth above.

     6. As of the date set forth below the lease is (a) in full force and effect, and (b) free from default by both Landlord and Tenant; and we have no claims, liens, charges or credits against Landlord or offsets against rent.

     7. The undersigned has not assigned or sublet the Lease nor does the undersigned hold the Property under assignment or sublease.

     8. There are no other agreements written or oral between the undersigned and Landlord with respect to the Lease and/or the leased premises and building. Landlord has satisfied all commitments, arrangements or understandings made to induce Tenant to enter into the Leases and Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

     9. The leased premises are currently being used for the Use set forth above.

    10. Tenant is maintaining (free of default) all insurance policies that the Lease requires Tenant to maintain.

    11. Neither Landlord nor Lender nor any of their respective successor or assigns, has or will have any personal liability of any kind or nature under or in connection with the Lease; and, in the event of a default by Landlord or Lender under the Lease, Tenant shall look solely to Landlord's or Lender's interest in the building in which the leased premises are located.

    12. Tenant is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse or time or both, would become such a default), and Tenant has not assigned, transferred or hypothecated its interest under the Lease.

    13. Tenant (i) does not have an option or preferential right to purchase all or any part of the leased premises or all or any part of the building of which the leased premises are a part; and (ii) does not have any right, title or interest with respect to the leased premises other than as lessee under the Lease.

    14. We understand that Lender is planning to finance the Property on which the leased premises is located to Landlord and we agree to make all payments required under the Lease to Lender upon our receipt of written notice from Landlord and Lender. Further, upon receipt of such written notice, we will thereafter look to Lender and not Landlord as the landlord under the Lease. We agree to give all notices required to be given by us to Landlord under the Lease to Lender upon our receipt of said written notice.

    15. The statements contained herein may be relied upon by Lender and by any prospective purchaser or lender of the Property.

    16. If Tenant is a Corporation, the undersigned is a duly appointed officer of the corporation signing this Agreement and is the incumbent in the office indicated under his or her name. If Tenant is a partnership or joint venture, the undersigned is a duly appointed partner or officer of the partnership or joint venture signing this certificate. In any event, the undersigned individual is duly authorized to execute this Agreement on behalf of Tenant.

     17. Tenant (a) executes this certificate with the understanding that Lender is contemplating financing the above mentioned Property and that if Lender finances the Property, Lender will do so in material reliance on this certificate; and (b) agrees that the certifications and representations made herein shall survive such acquisition.

    18. The current address to which all notices to Tenant as required under the Lease should be sent in the Tenant's Address for Notices.

    19.   Lender's rights hereunder shall inure to its successors and assigns.

     IN WITNESS WHEREOF, Tenant has executed this estoppel certificate as of this 6th day of September, 1995.

                           Factory Card Outlet of America, Ltd., an
                           Illinois Corporation


                           By: /s/???
                               -----------------------------
                           Its: Executive V.P., Chief Administrative Officer